EXHIBIT 4.2

                                    BYLAWS OF

                            MICROPAC INDUSTRIES, INC.

                                    ARTICLE I

                                     OFFICES

         1.1 Registered Office. The registered office of the corporation is located at 905 Fast Walnut, Garland, Texas 75040.

         1.2 Registered Agent. The name of the registered agent of the corporation at such address is James K. Murphey.

         1.3 Other Offices. The corporation may also have offices at such other places, within or without the State of Texas, where the corporation is qualified to do business, as the Board of Directors may from time to time designate, or business of the corporation may require.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

         2.1 Place-Of Meeting. Meetings of Shareholders shall be held at any place within or without the State of Texas designated by the Board of Directors pursuant to authority hereinafter granted to the Board, or by written consent of all persons entitled to vote thereat. Any meeting is valid wherever held if held by the written consent of all the persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

         2.2 Time of Annual Meeting-Business Transacted. The annual meeting of Shareholders shall be held on or before a date designated by the Board of Directors after January 1 of each year and prior to April 30 of such year. At such meeting Directors shall be elected and any other business may be transacted which is within the powers of the shareholders.

         2.3 Notice of Meeting. Notice of all meetings of Shareholders shall be given in writing to Shareholders entitled to vote by the President, any Vice President, Secretary or Assistant Secretary. The notice shall be given to each Shareholder, either personally or by prepaid mail, addressed to the Shareholder at his address appearing on the transfer books of the corporation.

         2.4 Time and Notice. Notice of any meeting of Shareholders shall be sent to each Shareholder entitled thereto not less than ten (10) days nor more than fifty (50) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.




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         2.5  Contents of Notice.  Notice of any meeting of  Shareholders  shall specify the place, date and hour of the meeting. The notice shall also specify the place, date and hour of the meeting. The notice shall also specify the purpose of the meeting if it is a special meeting, or if its purpose, or one of its purposes, will be to consider a proposed amendment of the Articles of Incorporation, to consider a proposed merger of consolidation, to consider a proposed reduction of stated capital without amendment, to consider a voluntary dissolution or the revocation of a voluntary dissolution by the act of the corporation, or to consider a proposed disposition of all, or substantially all, of the assets of the corporation outside of the ordinary course of business.

         2.6 Notice of Adjourned Meeting. When a Shareholders' meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken.

         2.7 Call of Special Meetings. Upon request in writing to the President, Vice-President, or Secretary, sent by registered mail or delivered to the officer in person, by any persons entitled to call a meeting of Shareholders, the forthwith shall cause notice to be given to the Shareholders entitled to vote, that a meeting will be held at a time fixed by the officer, not less than ten (10) days after the receipt of the request. If the notice is not given within seven (7) days after the date of delivery, or the date of mailing of the request, the person calling the meeting may fix the time of the meeting and give the notice in the manner provided in these Bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of Shareholders called by action of the Board of Directors may be held.

         2.8 Persons Entitled to Call Special Meetings. Special meetings of the Shareholders, for any purpose whatsoever, may be called at any time by any of the following: (1) the President; (2) the Board of Directors; (3) one or more shareholders holding not less than one tenth of all the shares entitled to vote at meetings.

         2.9 Quorum of Shareholders. The presence in person or by proxy of the persons entitled to vote fifty-one percent (51%) of the voting shares of any meeting constitutes a quorum for the transaction of business.

         2.10 Adjournment for Lack or Loss of Quorum. In the absence of a quorum or the withdrawal of enough Shareholders to leave less than quorum, any meeting of Shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted.

         2.11 Closing Transfer Books. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not to exceed in any case fifty (50) days. If the transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.



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         2.12 Record Date for Determination of Shareholders.  In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be no more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken.

         2.13 Date of Notice or Resolution for Determination of Shareholders. If the share transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, is the record date for such determination of Shareholders.

         2.14 Adjourned Meeting. When any determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof except where the determination has been made through closing of the transfer books and the stated period of closing has expired, in which case the Board of Directors shall make a new determination as hereinbefore provided.

         2.15 Voting List. At least ten (10) days before each meeting of shareholders, the officer or agent having charge of a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which shall, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection of any shareholder during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list. However, failure to prepare and to make available such list in the manner provided above shall not affect the validity of any action taken at the meeting.

         2.16 Votes per Share. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the Shareholders, except to the extent that the voting rights of shares of any class or classes are limited by the Articles of Incorporation.

         2.17 Cumulative Voting. Directors shall be elected by a plurality vote. Cumulative voting shall not be permitted.


         2.18 Voting by Voice and Ballot. Elections for Directors need not be by ballot unless a Shareholder demands election by ballot at the election and before the voting begins.

         2.19 Proxies. A Shareholder may vote either in person or by proxy executed in writing by a shareholder or by his authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable.





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         2.20 Waiver of Notice.  Any notice  required by law or these Bylaws may be waived by the execution by the person entitled to the notice of a written waiver of such notice, which may be signed before or after the time stated in the notice.

         2.21 Action Without Meeting. Any action which, under any provision of the Delaware Business Corporation Act, may be taken at a meeting of the Shareholders, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote on such action at a meeting, and filed with the Secretary of the corporation. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

         2.22 Conduct of Meetings. At every meeting of the Shareholders, the President, or in his absence, the Vice-President, designated by the President, or if! the absence of any such designation, a chairman (who shall be one of the Vice-Presidents, if any is present) chosen by majority in interest of the Shareholders of the corporation present or by proxy and entitled to vote, shall act as Chairman. The Secretary of the corporation, or in his absence, M Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the Chairman may appoint another person to act as Secretary of the meeting.

                                   ARTICLE III

                                    DIRECTORS

         3.1 Directors Defined. "Directors" when used in relation to any power or duty requiring collective action, means "Board of Directors".

         3.2 Powers. The business and affairs of the corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitation imposed by the Delaware Business Corporation Act, the Articles of Incorporation, or these Bylaws as to action which requires authorization or approval by the Shareholders.

         3.3 Number of Directors. The number of Directors of this corporation shall be established from time to time by the Board of Directors not to exceed nine (9) directors. The number of Directors may be increased or decreased from time to time by the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent Director.

         3.4 Term of Office. Directors shall hold office until the next annual meeting of Shareholders and until their successors are elected and qualified.


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         3.5 Vacant,.  Vacancies  in the Board of  Directors  shall exist in the case of the happening of any of the following events: (a) the death, resignation or removal of any Directors; (b) the authorized number of Directors is increased; or (c) at an annual, regular, or special meeting of Shareholders at which arty Director is elected, the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting.

         3.6 Declaration of Vacancy. The Board of Directors may declare vacant the office of a Director in either of the following cases: (a) if he is adjudged incompetent by an order of Court, or finally convicted of a felony; or (b) if within sixty (60) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors.

         3.7 Filling Vacancies by Directors. Vacancies may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at any annual, regular or special meeting of the shareholders.

         3.8 Filling Vacancies by Shareholders - Reduction of Authorized Number of Directors. The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board failing to fill the vacancy within ten (10) days of the effective date of the resignation, the Shareholders may elect a successor to take office. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term of office.

         3.9 Removal of Directors. The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding sixty-six and two thirds percent (66 2/3 %) of the outstanding shares entitled to vote at an election of Directors. If any or all Directors are so removed, new Directors may be elected at the same meeting.

         3.10 Place of Meetings. Regular meetings of the Board of Directors shall be held at any place which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the Registered Office of the corporation. Special meetings of the Board may be held either at a place so designated or at the Registered office. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the Corporation.

         3.11 Regular and Special Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board. Special meetings of the Board of Directors shall be called by the President or if he is absent or is unable or refuses to act, by the Vice-President or by any two Directors.

         3.12 Notice of Meetings. Written notice of the time and place of the regular or special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication at least seven (7) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city of place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.



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         3.13 Call of Regular  Meetings.  All  regular  meetings of the Board of
Directors of this corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice-President or by any two Directors.

         3.14  Validation  of  Meeting   Defectively  Called  or  Noticed.   The
transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of Directors not present signs a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approval shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of the meeting, unless the express purpose for such attendance is to present the objection that the meeting is not lawfully called or convened.

         3.15  Quorum.  A  majority  of  the  authorized   number  of  Directors
constitutes a quorum of the Board for the transaction of business.

         3.16 Majority Action. Every act or decision done or made by a majority of the Directors present at any meeting duly held at which a quorum is present is the act of the Board of Directors, unless an action of a greater number is required by the Articles of Incorporation of these Bylaws. Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he shall file his written dissent thereto with the Secretary of the meeting or shall forward such dissent by registered mail to the Secretary of the corporation immediately after such meeting.

         3.17 Action by Consent of Board Without Meeting. Any action required or permitted to be taken by the Board of Directors under any provision of the Delaware Business Corporation shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document filed under any provision of the Delaware Business Corporation Act which related to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Bylaws authorize the Directors to so act, arid such statement shall be prima facie evidence of such authority.

         3.18 Adjournment. In the absence of a quorum a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

         3.19 Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board of Directors, if there shall be such an officer, and if not, the President, or in his absence the Vice-President designated by him, or in the absence of such designation, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman may appoint any person to act as Secretary of the meeting.





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         3.20 Indemnification and Insurance

                  a. Definitions For purposes of this Section 3.20 only:

                           i. "Enterprise" means a foreign or domestic limited partnership, corporation, general partnership, joint venture, sole proprietorship, trust, employee benefit plan, or similar entity.

                           ii. "Expenses" include court costs and attorney's fees.

                           iii. "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal. in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

                           iv. "Representative" means a Person serving as a partner, director, officer, venturer, proprietor, trustee, employee, or agent of an enterprise or serving a similar function for an enterprise.

                  b. Indemnification. The corporation shall be required to indemnify a Person against reasonable expenses incurred. by the Person in connection with a proceeding in which the Person is a named defendant or respondent because the Person is or was an officer or director of the Corporation.

                  c. Advance Payment of Expenses. Reasonable expenses incurred by an officer or director with respect to a proceeding in which he was, is, or is threatened to be made a named defendant or respondent shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding.

                  d. Reimbursement of Expenses and Witness. The corporation shall pay or reimburse expenses incurred by an officer or director in connection with such officer or directors appearance as a witness or other participation in a proceeding involving or affecting the corporation at a time when the corporation is not a named defendant or respondent in the proceeding.

                  e. Insurance and Other Arrangements for Payment. The corporation may purchase and maintain insurance or another arrangement on behalf of any Person who is or was an officer or director, of the corporation, or who is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against the Person and incurred by the Person in that capacity or arising out of the Person's status in that capacity, regardless of whether the Corporation would have the power to indemnify the Person against that liability under this Section 3.20. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of Persons indemnified by the corporation, create a trust fund, establish any form of self interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with an insurer or other Person considered appropriate by the corporation regardless of whether all or part of the stock or other securities of the insurer or other Person are owned in whole or ,part by the corporation. In the absence of actual fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other arrangement is not voidable.




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         3.21 Interested  Directors.  Any contract or other transaction  between the corporation and any of its Directors (or any corporation or firm in which any of its Directors is directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such Director at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall, however, apply only if the interest of each such Director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present, but not in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this paragraph.

         3.22 Committees. The Board of Directors, by an affirmative vote of a majority of the members constituting the Board of Directors, may appoint such committees which shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors by such affirmative vote, shall have power= at any time to change the powers and members of such committee.

                                   ARTICLE IV

                                    OFFICERS

         4.1 Number and Titles The officers of the corporation shall be a President, a VicePresident, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Paragraph 4.3 of this Article. One person may hold two or more offices.

         4.2 Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Paragraph 4.3 or Paragraph
4.5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         4.3 Subordinate Officers The Board of Directors may appoint such other officers or agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may delegate to any officer or committee the power to appoint any such subordinate officers, committees or agents, to specify their duties and to determine their compensation.



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         4.4 Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors, at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom such power of removal may be conferred by the Board of Directors; provided, however, that such removal shall not be without prejudice to the contract rights, if any, of the person removed: Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         4.5 Vacancies. If the office of the President, Vice-President, Secretary, Treasurer, Assistant Secretary (if any) or Assistant Treasurer (if any), becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.

         4.6 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and at all meetings of the shareholders, shall have the responsibility of directing and consulting with the President and supervising the President in the discharge of all of his duties hereafter specified in Paragraph 4.7. Further, the Chairman of the Board is hereby authorized to exercise, in the absence of the President, the same authority and powers as are hereinafter vested in the President.

          4.7 President. Subject to the direction of the Board of Directors, and subject to the powers vested in the Chairman of the Board by these Bylaws, if there shall be such an officer, the President shall be the Chief Executive Officer of the corporation and as such, shall be responsible for the general supervision, direction, and control of the business and officers of the corporation, and shall have the general powers and duties ox management usually vested in the office of President of a corporation, by the Board of Directors or the Bylaws. Within this authority and in the course of his duties he shall:

                  a. Conduct Meetings. Preside at all meetings of the shareholders and in the absence of the Chairman of the Board, at all meetings of the Board of Directors and shall be ex officio a member of all the standing committees, including the executive committee, if any.

                  b. Sign Share Certificates. Sign all certificates of stock of the corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

                  c. Execute Instruments. When authorized by the Board of Directors, execute in the name of the corporation deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing.



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                  d. Hire and Fire Employees.  Subject to the  authorization  of the Board of Directors, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the corporation other than the duly appointed officers of the corporation.

                  e. Meeting of Other Corporations. Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him or the Vice-President and the Secretary or the Assistant Secretary, and act and vote on behalf of the corporation, at all meetings of the Shareholders of any corporation in which this corporation holds stock.

         4.8 Vice-President. In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of the President, and when so acting shall have all the powers of and be subject to, all the restrictions on the President. The Vice-President shall have such other powers and perform such respectively by the Board of Directors or the Bylaws.

         4.9 Secretary. The Secretary shall:

                  a. Sign Share Certificates. Sign, with the President or a Vice-President, certificates for shares of the corporation.

                  b. Attest Bylaws. Attest and keep at the principal office of the corporation the original or a copy of its Bylaws as amended or otherwise altered to date.

                  c. Minutes of Meetings. Keep at the principal office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and Shareholders, executive committee, if any, and other committees, with the time and place of holding, whether regular or special, and if special, how authorized, the Notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders meetings, and the proceedings thereof.

                  d. Sign or Attest Documents and Affix Seal. Sign or attest such documents as may be required by law or the business of the corporation, and to keep the corporate seal and affix it to such instruments as may be necessary or proper.

                  e. Notices. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In case of the absence or disability of the Secretary, or his refusal to or neglect to act, notice may be given and served by Vice-President or by the Board of Directors.

                  f. Custodian of Records and Seal. Be custodian of the records and of the seal of the corporation and see that it is engraved, lithographed, printed, stamped, impressed upon or affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws.



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                  g.  Share  Register.  Keep  at  the  principal  office  of the corporation a share register or duplicate share register showing the names of the shareholders and their addresses; the number date of issue and class of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation.

                  h. Reports and Statements. See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed.

                  i. Exhibit Records. Exhibit at all reasonable times to any Director, on application, or on written demand stating the purpose thereof by any person who has been a Shareholder of record for at least six (6) months immediately preceding his demand or who is the holder of record of at least five (5 %O) percent of all of the outstanding shares of the corporation, upon application, the Bylaws, the share register, and minutes of proceedings of the Shareholders and Directors of the Corporation.

                  j. Other Duties. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.

                  k. Absence of Secretary. In the case of the absence or disability of the Secretary or his refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perfonn all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of both the Secretary, the Assistant Secretary and Treasurer, any person thereunto authorized by the President or Vice-President or by the Board of Directors may perform the functions of the Secretary.

         4.10 Assistant Secretary. At the request of the Secretary or in his absence or disability, the Assistant.Secretary, designated as set forth in preceding Subparagraph 4.9(k) of these Bylaws, shall perform all the duties of the Secretary. The Assistant Secretary shall perform such other duties from time to time assigned to him by the Board of Directors, or the Secretary.

         4.11 Treasurer. The Treasurer shall:

                  a. Funds - Custody and Deposit. Have charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all such funds in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors.

                  b. Funds - Disbursements. Receive, and give receipt for monies due and payable to the corporation from any source whatsoever.





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

                  c. Funds - Disbursements. Disburse or cause to be disbursed, the funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

                  d. Maintain Accounts. Keep and maintain adequate and correct accounts for the corporation's properties and business transactions including accounts of its assts, liabilities, receipts, disbursements, gains, losses, capital surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital shad be classified according to source and shown in a separate account.

                  e. Exhibit Records. Exhibit at all reasonable times the books of account and records to any Director on application, or to any person who has been a Shareholder of record for at least six (6) months immediately preceding his demand or who is the holder of record of at least five (5%) percent of all outstanding shares of the corporation on written demand stating the purpose thereof, during business hours at the office of the corporation where such books and records are kept.

                  f. Reports to President and Directors. Render to the President and Directors, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                  g. Financial Report to Shareholders. Prepare, or cause to be prepared, and certify the financial statements to be included in the annual report to shareholders and statements of the affairs of the corporation when requested by Shareholders holding at least ten (10 % ) percent of the number of outstanding shares of the corporation.

                  h. Bond. Give to the corporation a bond, if required by the Board of Directors or by the President, in a sum, and with one or more sureties, or a surety company satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  i. Other Duties. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

                  j. Absence of Treasurer. In case of the absence or disability of the Treasurer or his refusal or neglect to act, the Assistant Treasurer or the Secretary acting as Assistant Treasurer, may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of the Treasurer, the Assistant Treasurer, and the Secretary, any person thereunto authorized by the President of Vice-President or by the Board of Directors, may perform the functions of the Treasurer.



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

         4.12 Assistant Treasurer. The Assistant Treasurer, if required to do so by the Board of Directors, shall give bond for the faithful discharge of his duties, in such sum, and with such sureties as the Board of Directors shall require. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designates as set forth in the preceding Subparagraph 4.110) of these Bylaws shall perform all of the duties of the Treasurer, and when so acting, he shall have all the powers of, and be subject to all the restrictions on, the Treasurer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Treasurer.

                                    ARTICLE V

                  EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

         5.1 Authority for Execution of Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         5.2 Execution of Instruments. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contract of the corporation, promissory notes, deeds of trust, mortgages, and other evidence of indebtedness of the corporation, and other corporate instruments or documents, - and certificates of -shares of stock owned by the corporation, shall be executed, signed or endorsed by the President or Vice-President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, and may have the corporate seal affixed thereto.

         5.3 Bank Accounts and Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, trust companies, or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the Board of Directors.

         5.4 Endorsements WithoutCountersignature.. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made without countersignature by the President or any Vice-President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the corporation to whom the Board of Directors, by resolution, shall have delegated the power, or by hand stamped impression in the name of the corporation.



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


         5.5 Signing of Checks, Drafts, etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                                   ARTICLE VI

                         ISSUANCE AND TRANSFER OF SHARES

         6.1 Classes and Series of Shares. The corporation shall issue one class of shares, which shall have a par value of $.01 with full voting rights and with such other preferences, rights or privileges and restrictions as stated in the Articles of Incorporation.

         6.2 Certificates for Fully Paid Shares. Neither shares nor certificates representing such shares may be issues! by the corporation until the full amount of the consideration has been paid. When such consideration has been paid to the corporation, the shares shall be deemed to have been issued and the certificate representing such shares shall be issued to the Shareholder.

         6.3 Consideration for Shares. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received; and neither promissory notes nor the promise of future services shall constitute payment of part payment for shares of the corporation.

         6.4 Contents of Share Certificates. Certificates for shares shall be of such form and style, printed or otherwise, as the Board of Directors may designate.

         6.5 Restriction on Transfer. Any restrictions imposed by the corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face of each certificate representing shares to which the restriction applies. The certificate may however, state on the face or back that such a restriction exists pursuant to a specified document and that the corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the corporation at its principal place of business.

         6.6 Signing Certificates - Facsimile Signatures. All such certificates shall be signed by the President or a Vice-President and the Secretary or an
Assistant  Secretary.   The  signatures  of  the  President  or  Vice-President,
Secretary or Assistant Secretary may tie facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar either of which is not the corporation itself or an employee of the corporation. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.





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


         6.7 Transfer, of Lost or Destroyed Shares. Where a share certificate has been lost, apparently destroyed, or wrongfully taken, and the owner fails to notify the corporation of that fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the share represented by the certificate before receiving such a. notification, the owner is precluded from asserting against the corporation any claim for registering the transfer or any claim to a crew certificate.

         6.8 Replacement of Lost or Destroyed Certificates. Where the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken the corporation shall issue a new certifiicate in place of the original certificate if the owner so requests before the corporation has notice that the share has been acquired by a bona fide purchaser, and files with the corporation a sufficient indemnity bond; and satisfied any other reasonable requirements imposed by the Board of Directors.

         6.9 Transfer After Replacement. If, after the issue of a new security as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser or the original certificate presents it for registration or transfer, the corporation must register the-transfer unless registration would. result in overissue. In addition to any rights on the indemnity bond, the corporation may recover the new security from the person to whom it was issued or any person taken under him except a bona fide purchaser.

         6.10 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

         6.11 Condition of Transfer. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation.

         6.12 Reasonable Doubts as to Right to Transfer. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate thereof, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right of the transfer, the corporation may refuse a transfer unless the person gives adequate security or a bond or indemnity executed by a corporate surety or by two individual sureties satisfactory to the corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expenses, or other liability to the owner of the issuance of a new certificate for shares.




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


                                   ARTICLE VII

                      CORPORATE RECORDS, REPORTS, AND SEAL

         7.1 Minutes of Corporate Meetings. The corporation shall keep at the registered office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its Shareholders or members with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given the names of those present or represented at Shareholders' or members' meetings, and the proceedings thereof.

         7.2 Books of Account. The corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

         7.3 Share Register. The corporation shall keep at the registered office, or at the office of the transfer agent, a share register, showing the names of the Shareholders and their addresses, and the number and classes of shares held at each and the number and date of certificates issued for shares, and the number and date or cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the corporation on punch cards, magnetic tape, or other information storage devices related to electronic data processing equipment provided that such card, tape or other equipment is capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section 7.4 and 7.5 of these Bylaws.

         7.4 Inspection of Records by Shareholders. Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who is the holder of record of at least five (5 %) percent of all of the outstanding shares of the corporation, on written demand stating the purpose thereof, has the right to examine, in person, or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes, and record of Shareholders, and is entitled to make extracts therefrom.

         7.5 Inspection of Records by Directors. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the corporation, and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

         7.6 Annual Report to Shareholders. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

         7.7 Contents of Annual Reports. The annual report shall include the following financial statements:




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

                  a. A balance sheet as of such closing date;

                  b. a statement of income or profit and loss for the year ended on such closing date;

                  c. Such other information as the Directors shall determine.

         7.8 Preparation of Financial Statements. The financial statements shall be prepared from the books and shall be in accordance therewith.

         7.9 Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

         7.10 Corporate Seal. The Board of Directors may adopt, use, and thereafter alter, the corporate seal.


                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

         8.1 Adoption, Amendment, Repeal of Bylaws by Direct Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted by the Directors, subject to repeal or change by action of the Shareholders.

                                   ART1CLE IX

                                      RULES

         9.1 The rules contained in the current edition of Robert's Rules of Order Newly Revised shall govern the corporation in all cases to which they are applicable and in which they are not inconsistent with these Bylaws and any special rules of order the corporation may adopt.

          EXECUTED this the _____ day of May, 1993.






                                                  /S/:
                                                  ------------------------------
                                                        President










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